Exhibit No. 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-129021) on Form S-8 of Nexity Financial Corporation of our reports dated March 12, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Nexity Financial Corporation for the year ended December 31, 2007.

/s/ Mauldin & Jenkins, LLC

Birmingham, Alabama

March 12, 2008